Exhibit 10.19

FORM OF INDEPENDENT DIRECTOR COMPENSATION LETTER (PRE-IPO)

As of                    ,

[NAME]

[ADDRESS]

[ADDRESS]

[ADDRESS]

Dear [NAME]:

We are pleased that you will be joining the board of directors (the “Board”) of DoubleVerify Holdings Inc. (“Holdings”) effective as of                   ,      (the “Commencement Date”).  The purpose of this letter agreement is to confirm the terms of your service as a member of the Board.

1.              Agreement to Serve as a Member of the Board; Committee Memberships.  You agree to serve as a member of the Board for an initial                      term beginning on the Commencement Date, unless you earlier resign or are removed, in each case, in accordance with applicable law and any applicable agreements of Holdings.  You will initially serve as a member of [INSERT COMMITTEE ASSIGNMENTS].  In addition, and to the extent requested, you will serve as a director of certain subsidiaries of Holdings (including DoubleVerify Inc. (the “Company”)).

2.              Compensation; Benefits.  For your services to the Board, you will receive an annual cash retainer equal to $              , plus the following annual retainers in respect of your Committee memberships:

[INSERT COMMITTEE ASSIGNMENTS AND RETAINERS]

All annual retainers will be paid in equal quarterly installments.

3.              Equity.  As of the Commencement Date and on each anniversary thereof (each, a “Vesting Commencement Date”), you will receive a restricted stock unit (“RSU”) award with a grant date value of $        that will vest on the one year anniversary of the applicable Vesting Commencement Date subject to your continued service on the Board through such anniversary.  The terms of such awards shall be as set forth in the applicable award agreements and shall include accelerated vesting of RSUs in the event of a “change in control.”

4.              Expense Reimbursement.  The Company will reimburse you for first class air travel, appropriate accommodations and other reasonable out of pocket expenses, in accordance with the Company’s reimbursement policies.

5.              Other.  The Company will assist you with coordination of travel, meetings and other administrative help as reasonably requested on an ad hoc basis.

6.              Entire Agreement.  This letter agreement sets forth the entire agreement among the parties and fully supersedes any and all prior agreements or understandings between them regarding its subject matter.  No change to or modification of this letter agreement will be valid unless in writing and signed by Holdings and you.

7.              Governing Law.  This letter agreement and any claim or controversy arising hereunder or related hereto (whether by contract, tort or otherwise) will be governed by and construed in accordance with the laws of the State of Delaware.  If any legal action is brought concerning any matter relating to this letter agreement, or by reason of any breach of any covenant, condition or agreement referred to herein, the prevailing party shall be entitled to have and recover from the other party to the action all costs and expenses of suit, including attorneys’ fees.

8.              Counterparts.  This letter agreement may be executed and delivered by facsimile signature (or electronic or similar format) in one or more counterparts, each of which shall be deemed and original, but all of which together shall constitute one and the same letter agreement.

9.              Termination.  This letter agreement will automatically terminate upon an initial public offering of the common stock of Holdings, the Company or a successor to Holdings or the Company (an “IPO”) and, except in respect of your right to compensation earned prior to the effective date of the IPO, will be of no further force or effect.  Your compensation for your services as a member of the Board following an IPO will be determined in accordance with the Company’s director compensation policy in effect from time to time.

10.       Miscellaneous.  You represent and warrant that you are not bound by or otherwise subject to any agreement or other instrument that would prohibit, limit or otherwise restrict your ability to discharge your duties and obligations as a member of the Board of Holdings or any of its subsidiaries.  Except as explicitly set forth above, neither Holdings nor you has made or makes any representations or warranties (whether written or oral) whatsoever, and Holdings and you hereby expressly disclaim reliance on any such representations or warranties not set forth herein.

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Please confirm your acceptance and agreement to the terms described herein by signing on the space provided below and returning this letter agreement to Holdings.  We believe your skills and experience will play a significant role in the future success of Holdings and the Company, and look forward to working with you.

DOUBLEVERIFY HOLDINGS, INC.

By:
Name:
Title:

Agreed and Accepted as of the date first written above.